                                                                    EXHIBIT 4.11


                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into on this 22nd-day of February 2000.

BY AND BETWEEN:

(1) The persons whose names and addresses are set out in the first column of Exhibit 1 (the "Selling Shareholders"); and

(2) SIEMENS Aktiengesellschaft of Hofmannstrasse 51, D-81359, Munich, Germany (the "Purchaser"); and

(3) RADVision Ltd. of Raoul Wallenberg Street, Tel Aviv 69719, Israel (the "Company" and collectively with the Selling Shareholders, the "Sellers").

WHEREAS:

I. The Company has filed a registration statement with the U.S. Securities and Exchange Commission for the purpose of an initial public offering (the "IPO") of its ordinary shares, par value NIS 0.1 per share (the "Ordinary Shares"); and

II. The Purchaser desires to purchase an aggregate of 1,625,228 Ordinary Shares (the "Shares") from the Selling Shareholders and the Company, subject to and in accordance with the terms and conditions set forth herein; and

III. The Selling Shareholders desire to sell to the Purchaser 1,259,461 of the Shares (the "Selling Shareholders' Shares") and the Company desires to sell to the Purchaser 365,767 of the Shares (the "Company's Shares"), in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PREAMBLE AND DEFINITIONS

   1.1. The preamble to this Agreement and the exhibits and schedules attached hereto form an integral part of this Agreement.

   1.2. In this Agreement and in the exhibits and schedules hereto, unless the context otherwise requires, the following terms shall bear the meanings set forth opposite them:

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                "CLOSING"                   The consummation of the transactions
                                            contemplated by this Agreement as
                                            provided in Section 3.

                "REGISTRATION STATEMENT"    The Company's Registration Statement
                                            on Form F-1 (File No. 333-     ), as
                                            amended, initially filed with the
                                            U.S. Securities and Exchange
                                            Commission on February __, 2000
                                            attached hereto as SCHEDULE 1.1.

2. SALE AND PURCHASE OF SHARES

   2.1. Subject to the terms and conditions of this Agreement, (i) the Selling Shareholders agree to sell to the Purchaser, and the Purchaser agrees, upon the basis of the representations and warranties contained herein, to purchase from the Selling Shareholders, the Selling Shareholders' Shares free and clear of any pledges, encumbrances, attachments or any other third party rights of any nature whatsoever; and (ii) the Company agrees to sell to the Purchaser, and the Purchaser agrees, upon the basis of the representations and warranties contained herein, to purchase from the Company, the Company's Shares free and clear of any pledges, encumbrances, attachments or any other third party rights of any nature whatsoever; all of the Shares having all of the rights, preferences, privileges and restrictions set forth in the form of amended Articles of Association of the Company (the "NEW ARTICLES") to be adopted immediately prior to the closing of the IPO; PROVIDED, that, notwithstanding anything herein to the contrary, the Sellers shall not be obligated to sell the Shares to the Purchaser unless the Purchaser purchases all 1,625,228 Shares and the Purchaser shall not be obligated to buy the Shares from the Sellers unless the Sellers sell all 1,625,228 Shares. The Purchase and sale of the Shares is intended to be a private placement and not a public offering or part of a public offering.

   2.2. Each of the Selling Shareholders hereby waives, with respect to the Shares to be sold to the Purchaser hereunder, any right of first refusal, pre-emption or any other right which may be conferred on it by the Articles of Association of the Company in effect on the date hereof, by any agreement relating to the Ordinary Shares or otherwise.

   2.3. To the extent that any of the Selling Shareholders holds Shares as a trustee for others, it shall be the responsibility of each such Selling Shareholder to procure all releases and/or waivers from all persons for whom such Selling Shareholder holds such Shares in trust. The Selling Shareholders will deliver at the Closing evidence of such release or waiver in a form reasonably satisfactory to the Purchaser.

3. CLOSING

   3.1. The purchase and sale of the Shares shall be held at the Company's offices on Raoul Wallenberg Street, Tel Aviv, on the business day of the IPO at 15:00 (local time) or, if later, upon satisfaction or waiver by the parties hereto of each of the conditions set forth in Section 4 (such date, the "CLOSING DATE"). At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and none of them shall be completed or deemed to be completed until all shall have occurred:


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   3.1.1 Each of the Selling Shareholders shall execute and deliver to the
         Company a share transfer deed, in the form required to effect the transfer of the number of the Selling Shareholders' Shares set forth opposite their name on Exhibit 2.1 hereto.

   3.1.2 Each of the Selling Shareholders shall deliver to the Company its old share certificate or certify in writing that he lost such share certificate or the Company shall declare that a share certificate was never issued to such Selling Shareholder.

   3.1.3 The Company shall deliver to the Purchaser, to be held in escrow by the Escrow Agent as defined below until all Closing conditions have been fulfilled, a certified copy of a resolution of the Board of Directors of the Company issuing and allotting the Company's Shares to the Purchaser, together with a duly completed notice of such issuance to the Israel Registrar of Companies in form and substance acceptable for immediate filing with the Israel Registrar of Companies.

   3.1.4 The Company shall register the Purchaser in its register of shareholders as the owner of the Shares and shall have the American stock transfer agent issue to the Purchaser a validly executed share certificate representing the Shares within three (3) business days of the Closing.

   3.1.5 The Company shall deliver to the Purchaser, to be held in escrow by the Escrow Agent as defined below until all Closing conditions have been fulfilled, a duly executed certificate of confirmation from the Secretary of the Company certifying that the Purchaser has been duly registered in the registry of shareholders of the Company as the owner of the Shares.

   3.1.6 Each of the Selling Shareholders, the Company and the Purchaser shall deliver to the other Parties a written confirmation attesting that all of the representations, warranties and undertakings provided in this Agreement are true, correct and effective on and as of the Closing Date.

   3.1.7 In consideration for the Shares, the Purchaser shall deposit with the Escrow Agent (as defined hereunder) for the benefit of the Sellers the Purchase Price (as defined hereunder) less any tax which is required to be withheld pursuant to law, to be transferred to the Escrow Agent's bank account [details of which shall be provided to the Purchaser in writing at least 5 business days prior to the Closing Date], in readily available liquid funds, such funds shall be credited to such account immediately by bank transfer executed at the Closing.

         For purposes of this Agreement, the "PURCHASE PRICE" shall equal the number of the Shares (transferred and issued) multiplied by the Per Share Purchase Price (as defined hereinafter). The "PER SHARE PURCHASE PRICE" shall equal the per share price of the Company's Ordinary Shares to be offered to the public in the IPO prior to any public trading, excluding any underwriting discounts and commissions, PROVIDED that in no event shall the Per Share Purchase Price exceed U.S.$17.00.


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

   3.2. The Sellers hereby irrevocably appoint Advocate Israel Kantor as trustee (the "ESCROW AGENT") to receive the Purchase Price due by the Purchaser to the Sellers hereunder. The Escrow Agent shall transfer the Purchase Price to RAD Data Communications Ltd. (the "Payment Agent") once all of the Closing conditions have been fulfilled. The Sellers confirm and acknowledge that payments made by the Purchaser or the Escrow Agent to the Payment Agent and acknowledged as received by the Payment Agent shall constitute good and sufficient receipt of such payments as if the payments were made directly to the Sellers. The Purchaser shall have no responsibility for the allocation by the Payment Agent among the Sellers of any sum paid by the Purchaser to the Payment Agent.

   3.3. For the avoidance of doubt and without derogating from any other documents and agreements which may exist between the parties, it is hereby clarified that the Purchase Price to be paid at the Closing shall be full and complete consideration for the Shares and the Sellers, or any of them, shall not be entitled to any other payment of any nature whatsoever with respect to the Shares.

4. CLOSING CONDITIONS

   4.1. The obligation of the Purchaser to purchase the Shares, and of the Sellers to sell the Shares, at the Closing shall be subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date:

         4.1.1. The Voting Agreement among the Purchaser and certain of the Selling Shareholders, in the form attached hereto as Exhibit
                4.1.1 (the "VOTING AGREEMENT"), shall have been executed and delivered by all the parties thereto.

         4.1.2. The Umbrella License Agreement between the Company and the Purchaser in the form attached hereto as Exhibit 4.1.2 (the "LICENSE AGREEMENT"), shall have been executed and delivered by all the parties thereto.

         4.1.3. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by the following regulatory authorities: (i) the Investment Center of the Israeli Ministry of Industry and Trade and (ii) the Office of the Chief Scientist of the Ministry of Industry and Trade.

         4.1.4. The closing of the IPO of the Company's Ordinary Shares shall have occurred.

         4.1.5. All documents to be delivered by the Company and the Selling Shareholders pursuant to Section 3 above shall be delivered.

         4.1.6. The New Articles shall have been duly adopted.


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

 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company hereby represents and warrants to the Purchaser as follows:

   5.1. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel and has all requisite corporate power and authority to carry on its business as now conducted.

   5.2. AUTHORIZATION. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of the obligations of the Company hereunder and the authorization, issuance and delivery of the Company's Shares has been taken or will be taken prior to the Closing. Except as set forth in Section 4.1.3 hereof, no consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority, domestic or foreign, is required in connection with the valid execution, delivery and performance of this Agreement or the offer, sale and/or issuance of the Shares.

   5.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

   5.4. NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms and provisions hereof will not conflict with, result in a breach or violation of, or constitute a default under (i) the Company's Memorandum of Association, and the New Articles; (ii) any contract, agreement, lease, license or commitment to which the Company is a party or to which it is subject; (iii) any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which the Company is subject; and/or (iv) applicable law.

   5.5. COMPANY'S SHARES. The Company's Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed, will be duly and validly issued, fully paid and nonassessable. Furthermore, the Company's Shares, when issued, shall be free and clear of any pledges, encumbrances, attachments or any other third party rights of any nature whatsoever.

   5.6. EXEMPTION FROM REGISTRATION. Assuming the accuracy of the Purchaser's representations set forth in Section 7 hereof, the offer, sale and issuance of the Company's Shares to the Purchaser on the Closing Date as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

   5.7. DISCLOSURE. On the Closing Date, the Registration Statement: (i) does not include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   5.8. ACCOUNTANTS AND FINANCIAL STATEMENTS. The accountants who have certified or shall certify the financial statements filed or to be filed with the Securities and Exchange Commission as part of the Registration Statement are independent accountants as are required by the Securities Act. The consolidated financial statements (including all related notes and schedules) of the

         Company and its subsidiaries contained in the Registration Statement are complete and correct and fairly present the financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted principles of accounting consistently applied throughout the periods involved.

   5.9. TAX REPORTS AND LIABILITY. The Company has timely complied with all requirements pertaining to the filing of tax returns and tax reports and supplied the tax authorities with all required documentation and information. The Company has duly and timely paid in full all taxes shown as due on such returns and reports, except for such untimely payment that would not have a material adverse effect on the Company, or to the extent such taxes are accrued but not yet due, has adequately reserved for the timely payment of any and all such taxes when due. The Company is unaware of any unpaid tax liability or potential tax liability of the Company pertaining to any period or event prior to the date of the execution of this Agreement.

6. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS Each of the Selling Shareholders hereby represents and warrants to the Purchaser as follows:

   6.1. ORGANIZATION AND GOOD STANDING. Such Seller is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

   6.2. AUTHORIZATION. All corporate action on the part of such Seller, and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of such Seller hereunder, and the transfer and delivery of such Selling Shareholders' Shares has been taken or will be taken prior to the Closing.

   6.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

   6.4. NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms and provisions hereof will not conflict with, result in a breach or violation of, or constitute a default under (i) such Selling Shareholders' organizational documents; or(ii) any contract or agreement to which such Selling Shareholder is a party, except in the case of clause (ii) for such conflict, breach, violation or default which would not have a material adverse effect on such Selling Shareholders' business, financial condition or results of operations.

   6.5. REGISTRATION STATEMENT. Such Selling Shareholder is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has materially adversely affected or may materially adversely affect the business of the Company or any of its subsidiaries; and the sale of the Selling Shareholders' Shares owned by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement.



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   6.6.  TITLE. Such Seller is the record owner of the number of the Selling
         Shareholders' Shares set forth opposite the name of such Selling Shareholder on Exhibit 2.1 hereto and has good and marketable title to such Shares, free and clear of any pledges, encumbrances, attachments or any other third party right of any nature whatsoever with respect to such Shares.

7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER The Purchaser hereby represents and warrants to each of the Sellers as follows:

   7.1. ORGANIZATION AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Germany.

   7.2. AUTHORIZATION. All corporate action on the part of the Purchaser, and its officers, directors and shareholders necessary for the purchase of the Shares pursuant to this Agreement and the performance of its obligations hereunder has been taken or will be taken prior to the Closing.

   7.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

   7.4. NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms and provisions hereof will not conflict with, result in a breach or violation of, or constitute a default under (i) the Purchaser's organizational documents; and (ii) any contract or agreement to which the Purchaser is a party, except in the case of clause (ii) for such conflict, breach, violation or default which would not have a material adverse effect on the Purchaser's business, financial condition or results of operations.

   7.5. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the immediate resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares.

   7.6. AVAILABLE INFORMATION. The Purchaser has received the following information: the Registration Statement, audited financial statements for the year ending December 31, 1999 included in the Registration Statement and the Business Plan for Year 2000 prior to making its decision to purchase the Shares.

   7.7. INVESTMENT EXPERIENCE. The Purchaser is experienced in evaluating and investing in securities of companies in the software and information technology industry. and acknowledges that it is able to fend for itself, can bear the economic risk of the investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser has not been organized solely for the purpose of acquiring the Shares.

   7.8. ACCREDITED INVESTOR. The Purchaser is an "accredited investor," as that term is defined in Rule 501 of Regulation D of the Securities Act.


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   7.9.  PURCHASER NOT A U.S. PERSON. The Purchaser is not a "U.S. Person"
         within the meaning of Rule 902(k) of Regulation S of the Securities
         Act.

   7.10. PURCHASE MADE IN AN "OFFSHORE TRANSACTION" WITH "NO DIRECTED SELLING EFFORTS WITHIN THE UNITED STATES." The Purchaser was not physically present in the United States when the Purchaser was offered the Shares and the offer was not accompanied by any form of advertising in the United States or other "directed selling efforts" within the United States within the meaning of Rule 902(c) of Regulation S of the Securities Act.

   7.11. BROKERAGE COMMISSIONS. No broker's commissions were, or will be required to be, paid by the Purchaser in connection with this transaction.

8. REGISTRATION RIGHTS AND STAMP DUTY

   8.1 The Selling Shareholders shall assign to the Purchaser the registration rights attached to the Shares sold by them. Said assignment shall be effectuated at the Closing.

   8.2 The Company shall pay the stamp duty due on the issuance of the Company's Shares.

9. COVENANTS OF THE PURCHASER

   9.1. LOCK UP. Prior to the date which is 270 days after the closing of the IPO (the "Lockup Date"), the Purchaser shall not, directly or indirectly, Transfer (as defined below) or offer to Transfer any of the Shares, and the Purchaser shall sign an undertaking addressed to the underwriters in the form set forth in Exhibit 8.1 to such effect. In order to enforce the transfer restrictions set forth in the prior sentence, the Company may impose stop-transfer instructions with respect to the Shares until the Lockup Date. As used in this Agreement, the term "Transfer" shall mean any sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, of any of the Shares. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor or a retention by the secured creditor of the pledged Shares in complete or partial satisfaction of the indebtedness for which the Shares are security.

   9.2.  MARKET STAND-OFF. In addition to the transfer restrictions set forth in
         Section 8.1 (which shall in no way be limited by the following), in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Purchaser shall not Transfer or offer to Transfer any of the Shares without the prior written consent of the Company and its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters; PROVIDED, HOWEVER, that such Market Stand-Off shall not exceed 270 days from the Closing. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

   9.3. The Purchaser hereby declares that it will not make an hostile takeover of the Company.



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

   9.4. LEGAL OBLIGATIONS. Immediately after the Closing, the Purchaser undertakes to file all the necessary documents and reports required to be filed by the Purchaser by any relevant authority, in Israel, the US or elsewhere, and to abide by all the appropriate rules, regulations and laws applying to a foriegn equity holder, including, without limitation, undertaking towards the Office of Chief Scientist to comply with the Research and Development Law and timely filing a Schedule 13D reporting the acquisition of securities of a public company with the US Securities and Exchange Commission.

   9.5. RIGHT TO A DIRECTOR AND VOTING AGREEMENT. Upon the Closing, the Purchaser shall be entitled to nominate one director on his behalf to the Company's Board of Directors by way of a voting agreement. The Board of Directors meetings, and the minutes thereof, shall be in the English language. Directors of the Company and of its subsidiaries shall be entitled to attend meetings of the Board of Directors by means of a conference call, videoconference or similar means of telecommunication which ensure that all participating directors are able to hear each other simultaneously. The Purchaser and the Sellers listed on Schedule 7 hereto agree to enter into an agreement under which the foregoing rights of the Purchaser shall be included and to vote the Ordinary Shares of the Company owned by each of them in favor of the nomination of one representative of the Purchaser to the Board of Directors of the Company, and as many other representatives of such Sellers shall indicate (but in no event less then the number of representatives as they have immediately prior to the IPO), as more fully set forth in the Voting Agreement attached hereto (including certain instances whereby the board members may exclude a member).

10. DEFAULTING SELLING SHAREHOLDER. If, on the Closing Date, any Selling Shareholder defaults in the performance of its obligations under this Agreement, any of the remaining non-defaulting Selling Shareholders shall have the option to sell the Selling Shareholders' Shares which the defaulting Selling Shareholders agreed but failed to sell on such Closing Date in the respective proportions which the number of Selling Shareholders' Shares set forth opposite the name of each Selling Shareholder in Exhibit
    2.1 hereto who elects to sell additional Ordinary Shares as a result of such default bears to the total number of Selling Shareholders' Shares set forth opposite the names of all the Selling Shareholders on Exhibit 1 hereto who elect to sell additional Ordinary Shares as a result of such default. If none (or an insufficient number) of the non-defaulting Selling Shareholders elect to sell the Shares which the defaulting Selling Shareholders agreed but failed to sell on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Selling Shareholders, the Company or the Purchaser. Nothing herein shall derogate from the rights of the Purchaser, in law or equity, against such a defaulting Selling Shareholder.

11. NOTICES

    11.1. Any notice, declaration or other communication required or authorized to be given by any party under this Agreement to any other party shall be in writing and shall be personally delivered or sent by facsimile transmission (with a copy by registered mail in either case) addressed to the other party at the address stated below or such other address as shall be specified by the party concerned by notice in accordance with the provisions of this Section. Any notice shall be deemed to have been received on the next following business day.

    11.2. Addresses for the purposes of this Section are as follows:


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

Company:        Yael Langer, Adv.
                RADVision Ltd.
                Raoul Wallenberg Street
                Tel-Aviv 69719, Israel
                Fax: (3) 6498248

Sellers:        As appearing in the first column of Exhibit 1

with a copy to: Yael Langer, Adv.
                RADVision Ltd. Legal Department
                24 Raoul Wallenberg Street
                Tel-Aviv 69719, Israel
                Fax: (3) 6498248

Siemens:        Hofmannstrasse 51
                D-81359 Munich
                Germany
                Attention: Mr. Guenther Barth
                Fax: (89) 7222 3365

With a copy to: Israel Kantor, Adv. and/or Royi Nachimzon, Adv.
                Kantor, Elhanani, Tal & Co.
                74-76 Rothschild Blvd.
                Tel-Aviv 65785, Israel
                Fax: (3) 5662960

Payment Agent:  RAD Data Communications Ltd.
                24 Raoul Wallenberg Street
                Tel Aviv 69719
                Attention: Eitan Abramovitch
                Fax: (3) 648 7350

Escrow Agent:   Israel Kantor, Adv.
                Kantor, Elhanani, Tal & Co.
                74-76 Rothschild Blvd.
                Tel-Aviv 65785, Israel
                Fax: (3) 5662960

12. GENERAL

    12.1 This Agreement shall (except for any obligation fully performed prior to or at the Closing Date) continue in full force and effect (except for provisions which, in accordance with their express terms, are limited in time or otherwise, insofar as they are so limited) after the Closing Date notwithstanding that the Closing shall have occurred.


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

    12.2 All of the parties to this Agreement will after, as well as before and upon, the Closing Date do all acts and things and sign and execute all documents and deeds required for the purpose of implementing the terms of this Agreement.

    12.3 None of the rights or obligations under or pursuant to this Agreement may be assigned or transferred to any other person or entity without the written consent of all the parties hereto except that the Sellers and the Purchaser may so transfer or assign to their respective affiliates or between themselves, PROVIDED that: (i) the assignee shall be an affiliate of the relevant party at the time it exercises any of its rights or obligations hereunder; (ii) the assignor shall inform the other parties hereto of such assignment at least 5 business days prior to it being effected; (iii) the assignee shall agree in writing to be bound by all of the terms hereof; (iv) the assignor shall remain liable for any and all of its obligations under this Agreement.

    12.4 This Agreement contains the whole agreement between the parties relating to the transactions provided for in this Agreement and supersedes all previous agreements, if any, between such parties in respect of such matters and each of the parties to this Agreement acknowledges that in agreeing to enter into this Agreement it has not relied on any representations or warranties except for those contained in this Agreement.

    12.5 No failure or delay by any party hereto in exercising any claim, remedy, right, power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise of any claim, remedy, right, power or privilege preclude any further exercise thereof or exercise of any other claim, right, power or privilege.

    12.6 This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which constitute one and the same instrument.

    12.7 Except as expressly provided herein, this Agreement may be amended or terminated, and any of the terms hereof waived, only by a document in writing specifically referring to this Agreement and executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party hereto at any time or times to require performance of any provisions hereof shall in no manner affect this right at a later time. No waiver by any party hereto of a breach of any term contained in this Agreement, in any one or more instance, shall be deemed or construed as a further or continuing waiver of any such breach or a waiver of any breach of any other form.

    12.8 All Ordinary Share numbers in this Agreement give effect to the stock split and distribution of bonus shares which will take place immediately prior to the closing of the IPO.

    12.9 The timing and text of any public announcement regarding the existence of this Agreement or the terms hereof shall be agreed between the parties hereto, such agreement not to be unreasonably withheld and shall also be approved by the Lead Underwriters of the IPO.

    12.10 This Agreement shall not be construed as granting any rights to any third party. In this Agreement, third party shall mean any person or entity that is not a party to this Agreement.

13. GOVERNING LAW AND SERVICE OF PROCESS

    13.1 This Agreement is subject to and shall be interpreted in accordance with the laws of the State of Israel.

    13.2 For the purposes of any claim under this Agreement, the addresses of the Selling Shareholders for the purposes of service of process shall be their addresses as set forth in the first column of Exhibit 1, or such other address as any Selling Shareholder shall notify the Purchaser in writing.

14. ARBITRATION

    14.1 All disputes arising out of or in connection with this Agreement and other agreements resulting herefrom, including any question regarding its existence, validity or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, Paris France, by three arbitrators in accordance with the said rules. The seat of arbitration shall be Tel Aviv, Israel. The procedural law of Israel shall apply where the rules are silent. The language to be used in the arbitration proceeding shall be English

    14.2 The parties undertake to abide by and fully implement the arbitration award rendered, and this Section 14 shall be deemed to be an arbitration agreement in accordance with the Arbitration Law-1968.

    14.3 Each of the parties or, if there are more than one plaintiff or defendant, each of Yehuda Zisapel and Zohar Zisapel together on behalf of the Sellers and the Purchaser shall nominate one arbitrator for confirmation by the competent authority under the applicable rules ("APPOINTING AUTHORITY") within thirty (30) days. Both arbitrators shall agree on the third arbitrator within 30 days. In the event that an arbitrator is to be appointed by more than one party, and they fail to agree upon the identity of such arbitrator within the aforesaid time period, any other party to the arbitration may request that such arbitrator be appointed by the Appointing Authority. Should the two arbitrators fail, within the above time-limit, to reach agreement on the third arbitrator, he shall be appointed by the Appointing Authority.

15. TERMINATION At any time prior to the Closing Date, the Company shall have the right, in its sole reasonable discretion, to terminate this Agreement AB INITIO without any liability or adverse affect or without it being considered a breach of this Agreement, if the Company can substantiate by reasonable proof that the applicable governmental authorities may prevent the IPO from going forward or substantially delay the IPO process as a result of the transactions contemplated by this Agreement. If the closing of the IPO does not occur within sixty days of the effective date of this Agreement, the Purchaser shall have a right, in its sole and absolute discretion, to terminate this Agreement AB INITIO without any penalty, liability or adverse affect, and without such termination being considered a breach of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by its duly authorized representatives as of the date first above written.

SIEMENS Aktiengesellschaft

By:  /s/ Anthony Maher                         By:  /s/ Christoph Ferner
    ----------------------------                   ----------------------------
Name:  Anthony Maher                               Christoph Ferner
Title: President ICN Siemens                       Vice President ICN Siemens

RADVision Ltd.

By:  /s/ Yehuda Zisapel
    ----------------------------
Name:  Yehuda Zisapel
Title: Chairman of the Board of Directors



                THE REST OF THIS PAGE IS LEFT INTENTONALLY BLANK

Name and address of Selling Shareholder                  Signature
---------------------------------------                  ---------

Yehuda Zisapel                                  By:              *
                                                     ---------------------------
23 Kisufim Street                               Name: __________________________
Tel Aviv, Israel                                Title: _________________________



Zohar Zisapel                                   By:              *
                                                     ---------------------------
54 Pinchas Street                               Name: __________________________
Tel Aviv, Israel                                Title: _________________________


Michael & Klil Properties (93) Ltd.             By:              *
                                                     ---------------------------
12 Hanechoshet Street                           Name: __________________________
Tel Aviv 69710 Israel                           Title: _________________________


Lomsha Ltd.                                     By:              *
                                                     ---------------------------
12 Hanechoshet Street                           Name: __________________________
Tel Aviv 69710 Israel                           Title: _________________________


Amos Amir                                       By:              *
                                                     ---------------------------
9 Eliahu Hacham Street                          Name: __________________________
Tel Aviv, Israel                                Title: _________________________


Plonit Achzakot Ltd.                            By:              *
                                                     ---------------------------
9 Eliahu Hacham Street                          Name: __________________________
Tel Aviv, Israel                                Title: _________________________

Nichsei Almonit Ltd.                            By:              *
                                                     ---------------------------
12 Hanechoshet Street                           Name: __________________________
Tel Aviv 69710 Israel                           Title: _________________________


RAD Data Communications Ltd.                    By:              *
                                                     ---------------------------
12 Hanechoshet Street                           Name: __________________________
Tel Aviv 69710 Israel                           Title: _________________________


Efraim Wachtel                                  By:              *
                                                     ---------------------------
20 Hagefen Street                               Name: __________________________
Raanana, Israel                                 Title: _________________________


Daniella Ilan                                   By:              *
                                                     ---------------------------
12 Eliahu Hakim Street                          Name: __________________________
Tel Aviv, Israel                                Title: _________________________


Yoram Holtz                                     By:              *
                                                     ---------------------------
18 Hakotzer Street                              Name: __________________________
Ramat Hasharon, Israel                          Title: _________________________


Dario Zipris                                    By:              *
                                                     ---------------------------
9/5 Ussiskin Street                             Name: __________________________
Ramat Hasharon, Israel                          Title: _________________________


Ilan Seidner                                    By:              *
                                                     ---------------------------
3A Kushani Street                               Name: __________________________
Ramat Aviv                                      Title: _________________________


Arie Oren                                       By:              *
                                                     ---------------------------
8 Tana Street                                   Name: __________________________
Rosh Haayin, Israel                             Title: _________________________


Aaron Strossberg                                By:              *
                                                     ---------------------------
16 Brodetsky Street                             Name: __________________________
Rishon Lezion, Israel                           Title: _________________________


Eitan Abramovitch                               By:              *
                                                     ---------------------------
27 Hahatzav Street                              Name: __________________________
Mevasseret Zion, Israel                         Title: _________________________


Eli Luz                                         By:              *
                                                     ---------------------------
c/o Trust Company of Maritime Bank of           Name: _________________________
Israel Ltd.                                     Title: ________________________
35 Ahad Ha'am Street
Tel Aviv, Israel


Lerosh Investments Ltd.                         By:              *
                                                     ---------------------------
c/o Trust Company of Maritime Bank of           Name: __________________________
Israel Ltd.                                     Title: _________________________
35 Ahad Ha'am Street
Tel Aviv, Israel


Trust Company of Maritime Bank of Israel        By:              *
Ltd.                                                 ---------------------------
35 Ahad Ha'am Street                            Name: __________________________
Tel Aviv, Israel                                Title: _________________________

ECI Telecom Ltd.                                By:              *
                                                     ---------------------------
30 Hasivim Street                               Name: __________________________
Petach Tikva, Israel                            Title: _________________________


Factory Systemes SA                             By:              *
                                                     ---------------------------
22, Rue Vladimir Jankelevitch                   Name: __________________________
Emerainville, 77437 Marne La Vallee             Title: _________________________
Cedex 2, France


Clal Venture Capital LP                         By:              *
                                                     ---------------------------
Atidim Technology Park, Bldg. 4                 Name: __________________________
Tel Aviv, Israel                                Title: _________________________


Robert Freeman                                  By:              *
                                                     ---------------------------
407 Robbins Road                                Name: __________________________
Neptune, New Jersey                             Title: _________________________


Shrem Pudim Kelner Trust Company Ltd.           By:              *
                                                     ---------------------------
21 Haarbaah Street                              Name: __________________________
Tel Aviv, Israel                                Title: _________________________


Evergreen Canada Israel Management Ltd.         By:              *
                                                     ---------------------------
c/o Evergreen Israel                            Name: __________________________
96 Rothschild Blvd.                             Title: _________________________
Tel Aviv, Israel


IJT Technologies Ltd.                           By:              *
                                                     ---------------------------
c/o Evergreen Israel                            Name: __________________________
96 Rothschild Blvd.                             Title: _________________________
Tel Aviv, Israel

Periscope I Fund LP, an Israeli partnership     By:              *
c/o Evergreen Israel                                 ---------------------------
96 Rothschild Blvd.                             Name: __________________________
Tel Aviv, Israel                                Title: _________________________


Periscope I Fund LP, a Delaware partnership     By:              *
c/o Evergreen Israel                                 ---------------------------
96 Rothschild Blvd.                             Name: __________________________
Tel Aviv, Israel                                Title: _________________________

* By:  /s/ Yehuda Zisapel
      ----------------------------
           Yehuda Zisapel
           Attorney-in-fact

                                 EXHIBIT 4.1.1

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") made and entered into as of the ____ day of _________, 2000 by and between (1) the persons listed in Schedule I hereto (the "Existing Shareholders"); and (2) Siemens Aktiengesellschaft (the "New Shareholder", and together with the Existing Shareholders, collectively referred to herein as the "Parties").

         WHEREAS, the Existing Shareholders, RADVision Ltd. (the "Company") and the New Shareholder have entered into a Share Purchase Agreement of even date herewith (the "Share Purchase Agreement"), under which the New Shareholder is acquiring ordinary shares of the Company, par value NIS 0.1 per share (the "Ordinary Shares") from the Existing Shareholders and the Company; and

         WHEREAS, pursuant to the terms of the Share Purchase Agreement, the Parties have agreed to enter into an agreement with respect to the voting of the Ordinary Shares held by each of the Parties.

         NOW, THEREFORE, the Parties agree as follows:

1. INTERPRETATION

   1.1.  The recitals to this Agreement constitute an integral part hereof.

   1.2. In this Agreement, all capitalized terms which are not defined herein shall have the meaning ascribed to such terms in the Share Purchase Agreement.

2. TERM

         Subject to Section 4 hereof, the initial term of this Agreement shall be for three years from the Closing Date, and thereafter shall be automatically extended for two successive additional one year periods, unless terminated by any of the Parties upon written notice to the other Parties given at least sixty
(60) days prior to the expiration date of the then current term.

3. Agreement to Vote for Directors

3.1 Each of the Parties hereby agrees to vote, either in person of by its nominee or proxy, all Ordinary Shares beneficially owned, directly or indirectly, by such Party on the date hereof or hereafter acquired, at a regular or special meeting of the Company's shareholders (or by written consent) at which the directors ("Directors") of the Company's board of directors (the "Board") are to be elected, in favor of a slate of directors consisting of: (i) one nominee of the New Shareholder to the Board, and (ii) as many other representatives that such Selling Shareholders shall unanimously indicate (but in no event less then the number and identity of representatives as they have immediately prior to the IPO).

    The Parties further agree to cause the existing Board, and future Boards, to nominate for election such persons in any proxy statement and written ballot sent to the shareholders of the Company in connection with such election or meeting.

3.2 At least three days in advance of each regular or special meeting of the Company's shareholders at which the Directors of the Board are to be elected, the Parties entitled to select nominees to the Board will notify the other Parties of the identity of the nominee(s) to be elected to the Board in accordance with Section 3.1 above.

3.3 Upon the Closing, the nominee of the New Shareholder shall be appointed as a Director to the Board in accordance with Article 88 of the Company's Articles of Association, or by the convention of a regular or special meeting.

4. TERMINATION OF DIRECTORSHIP

In the event that all Directors, except for one Director, decide in good faith and believing it to be in the best interests of the Company and can substantiate their decision by reasonable proof that the continuing presence of any Director appointed by a Party pursuant to Section 3 hereof as a director of the Board may damage the business prospects of the Company, then (i) the right of such Party to appoint a Director under this Agreement shall immediately terminate and such Board Member shall immediately resign from the Board, (ii) the other Parties shall be released from any obligation to vote their Ordinary Shares in favor of such Party's nominee, and such party shall be released from its obligations to vote as well and (iii) the Parties shall take all actions necessary, including, without limitation, convening a meeting of shareholders, to effect the removal of such Director from the Board.

5. TRANSFER AND PLEDGE OF ORDINARY SHARES

         5.1 Ordinary Shares of a Party to this Agreement transferred to an Affiliate or to another Party to this Agreement shall continue to be bound by this Agreement.

         For purposes of this Agreement, an "Affiliate" shall mean a 'relative' (as such term is defined in the Companies Law-1999) and/or any entity in which a Party hereto, or a 'relative' of a Party hereto, holds an equity interest.

         5.2 Any pledge, mortgage, hypothecation, encumbrance and the like (collectively referred as the "Pledge") of the Ordinary Shares owned by the Parties hereto shall be subject to: (i) the inclusion of the provisions of this Agreement in the Pledge documents; and (ii) the written commitment of the Pledgee to be bound by, and comply with, the provisions of this Agreement, including the commitment of the Pledgee to bind any transferees to such a commitment should it exercise the Pledge.

6. REMEDIES

         The Parties acknowledge that time is of the essence under this Agreement for the performance of the acts contemplated hereunder and that this Agreement, and each provision contained herein, is subject to specific performance by any court of competent jurisdiction.

7. NOTICES

         All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by facsimile, telex or telegram or by an overnight courier service addressed to the address of the respective Party set forth opposite the name of such Party on Schedule I hereto.

8. SUCCESSORS

         The terms and conditions of this Agreement shall inure to the benefit and be binding upon the respective successors of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9. GOVERNING LAW AND ARBITRATION

         9.1 This Agreement is subject to and shall be interpreted in accordance with, the laws of the State of Israel.

         9.2 Without derogating from that stated in section 6 above, the Parties hereto agree that the Arbitration provision of the Share Purchase Agreement shall be binding upon them with respect to this Agreement and any and all issues and disputes arising hereunder.

         IN WITNESS WHEREOF, the Parties have executed this Agreement, as of the date first above-mentioned.

Siemens Aktiengesellschaft               Amos Amir

By:_______________________               ____________________________
Name:
Title:

Yehuda Zisapel                           Zohar Zisapel

__________________________               ____________________________

Plonit Achzakot Ltd.                     Nichsei Almonit Ltd.

By:_______________________               By:_________________________
Name:                                    Name:
Title:                                   Title:

Michael and Klil Holdings (93) Ltd.      Evergreen Canada Israel Management Ltd.

By:_______________________               By:_________________________
Name:                                    Name:
Title:                                   Title:

Lomsha Ltd.                              Periscope I Fund, Israeli Partnership

By:_______________________               By:_________________________
Name:                                    Name:
Title:                                   Title:

RAD Data Communications Ltd.             Periscope I Fund, LP

By:_______________________               By:_________________________
Name:                                    Name:
Title:                                   Title:

Clal Venture Capital Fund LP             IJT Technologies Ltd.

By:_______________________               By:_________________________
Name:                                    Name:
Title:                                   Title:

                                   SCHEDULE I

                PARTY                                   ADDRESS
--------------------------------------------------------------------------------
Siemens Aktiengesellschaft


Yehuda Zisapel                              Atidim Technllogical Park, Building
                                            No. 4, Tel-Aviv

--------------------------------------------------------------------------------
Zohar Zisapel                               12, Hanechoshet Street, Tel-Aviv

--------------------------------------------------------------------------------
Michael and Klil Holdings (93) Ltd.         12, Hanechoshet Street, Tel-Aviv

--------------------------------------------------------------------------------
Lomsha Ltd.                                 12, Hanechoshet Street, Tel-Aviv

--------------------------------------------------------------------------------
RAD Data Communications Ltd.                12, Hanechoshet Street, Tel-Aviv

--------------------------------------------------------------------------------
Amos Amir                                   Eliahu Hakim 9/3,  Tel-Aviv

--------------------------------------------------------------------------------
Plonit Achzakot Ltd.                        Eliahu Hakim 9/3,  Tel-Aviv

--------------------------------------------------------------------------------
Nichsei Almonit Ltd.                        Eliahu Hakim 9/3,  Tel-Aviv

--------------------------------------------------------------------------------
Clal Venture Capital Fund LP                Atidim Technllogical Park, Building
                                            No. 4, Tel-Aviv

--------------------------------------------------------------------------------
Evergreen Canada Israel Management Ltd.     96 Rothschild Blvd.
                                            Tel-Aviv  65224

--------------------------------------------------------------------------------
Periscope I Fund, Israeli Partnership       96 Rothschild Blvd.
                                            Tel-Aviv  65224

--------------------------------------------------------------------------------
Periscope I Fund, LP                        96 Rothschild Blvd.
                                            Tel-Aviv  65224

--------------------------------------------------------------------------------
IJT Technologies Ltd.                       96 Rothschild Blvd.
                                            Tel-Aviv  65224

--------------------------------------------------------------------------------